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                                                                       EXHIBIT 2

                                  (TRANSLATION)

                           SHARE HANDLING REGULATIONS

                                       OF

                          NIPPON DENKI KABUSHIKI KAISHA

                                (NEC CORPORATION)

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                                 Historical Note

                        Promulgated on October 31, 1951

                        Partially amended on July 28, 1953

                            - Do. -  on November 30, 1966

                            - Do. -  on April 30, 1968

                            - Do. -  on May 29, 1975

                            - Do. -  on April 28, 1982

                            - Do. -  on September 29, 1982

                            - Do. -  on April 30, 1985

                            - Do. -  on January 27, 1989

                            - Do. -  on September 27, 1991

                            - Do. -  on June 27, 1997

                            - Do. -  on October 1, 1999

                            - Do. -  on July 1, 2000

                            - Do. -  on October 1, 2001

                            - Do. -  on April 1, 2002

                            - Do. -  on April 1, 2003

                            - Do. -  on June 19, 2003

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                           SHARE HANDLING REGULATIONS

                                       OF

                          NIPPON DENKI KABUSHIKI KAISHA

                                (NEC CORPORATION)

                                    CHAPTER I

                               GENERAL PROVISIONS

(Purpose)

Article 1. These Regulations shall, pursuant to the Articles of Incorporation, govern the denominations of share certificates and procedures relating to shares as well as fees therefor. In addition to those provided for in these Regulations, the rules made by Japan Securities Depositary Center ("JASDEC") shall be applicable to the treatment of beneficial shareholders.

(Share Certificate Denominations)

Article 2. The share certificate denominations issued by the Company shall be: 100-share certificates, 500-share certificates, 1,000-share certificates, 10,000-share certificates, 100,000-share certificates and share certificates representing any number of shares less than 100.

        2. No requests shall be made by shareholders for the issuance of share certificates representing shares in the number less than 1,000 (hereinafter such shares is referred to as "Less Than One Unit Shares" and such share certificates representing Less Than One Unit Shares is referred to as "Certificates for Less Than One Unit Shares".) except in the cases provided for in Articles 22, 23 and 26.


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(The Transfer Agent)

Article 3. The Transfer Agent and its handling office and liaison offices shall be as follows:

                     The Transfer Agent:
                        The Sumitomo Trust and Banking Company, Limited 5-33, Kitahama 4-chome, Chuo-ku, Osaka

                     Handling Office:
                        Tokyo Transfer Agent Department,
                        The Sumitomo Trust and Banking Company, Limited 4-4, Marunouchi 1-chome, Chiyoda-ku, Tokyo

                     Liaison Offices:
                        Head office and each branch office in Japan of The Sumitomo Trust and
                        Banking Company, Limited

(Method of Filing Request, Notice or Application)

Article 4. Any request, notification or application hereunder shall be made in the prescribed forms, and the seal which has been reported to the Company pursuant to Article 15 shall be affixed thereto.

        2. In case a request, notification or application provided for in the preceding paragraph is made by an agent, a document certifying his/her authority of representation shall be submitted.

        3. In case a request, notification or application provided for in the paragraph 1 is required to be made with consent of a curator (hosanin) or an assistant (hojonin), a document evidencing his/her consent thereto shall be submitted.

(Certificates)

Article 5. In case the Company deems it necessary in connection with a request, notification or application under these Regulations, the Company may request the presentation of a certificate and/or any other evidential documents.

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                                   CHAPTER II

                   REGISTRATION OF TRANSFER OF TITLE TO SHARES

(Registration of Transfer of Title to Shares)

Article 6. In case a request for the registration of a transfer of title to shares is made, a written request therefor shall be submitted together with the share certificates.

        2. If a request for the registration of a transfer of title to shares is made by reasons other than assignment, a document evidencing the acquisition thereof shall be submitted in addition to following the procedure prescribed in the preceding paragraph. Provided, however, that no share certificates need be submitted if the share certificates concerned have not been issued.

(Registration of Transfer of Title Where Special Procedure is Required by Laws or Ordinances)

Article 7. In case a special procedure is required by laws or ordinances to be followed with respect to the transfer of title to shares, a document evidencing the completion of such procedure and the share certificates shall be submitted together with the written request.

                                   CHAPTER III

                     THE REGISTER OF BENEFICIAL SHAREHOLDERS

(Entry in the Register of Beneficial Shareholders)

Article 8. Entry in the Register of Beneficial Shareholders shall be made according to notifications from JASDEC in relation to beneficial shareholders and reports


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                  by beneficial shareholders of their addresses, names and
                  seals.

(Reports of Beneficial Shareholders' Addresses, Names and Seals)

Article 9. Beneficial shareholders shall submit a report of their addresses, names and seals to the Company through participants of JASDEC ("Participants").

(Summing up the Number of Holding Shares)

Article 10. In case a shareholder listed on the Register of Shareholders and a beneficial shareholder listed on the Register of Beneficial Shareholders are considered to be the same person by his/her address and name, the numbers of shares listed on the both Registers in the name of such person shall be aggregated for the purpose of his/her exercise of shareholders' rights.

                                   CHAPTER IV

                REGISTRATION OF PLEDGE AND MANIFESTATION OF TRUST

(Registration of Pledge and Cancellation Thereof)

Article 11. In case a request for registration of pledge or change or cancellation thereof is made in respect of shares, a written request therefor jointly signed by the pledgor and the pledgee shall be submitted together with the share certificates.

(Manifestation of Trust and Cancellation Thereof)

Article 12. In case a request for manifestation of trust is made in respect of shares, a written request therefor shall be submitted by the person establishing the trust or trustee together with the share certificates.

         2. In case a request for cancellation of the manifestation provided for in the preceding paragraph is made by the trustee or the beneficiary, the same


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                  procedure as prescribed in the preceding paragraph shall
                  apply. Provided, however, that in case such request is made by the beneficiary, a document evidencing the cancellation of the trust shall also be submitted together with the written request.

                                    CHAPTER V

                      NON-POSSESSION OF SHARE CERTIFICATES

(Application for Non-possession of Share Certificates)

Article 13. In case an application for non-possession of share certificates is made, a written application therefor shall be submitted together with the share certificate. Provided, however, that no share certificates need be submitted if the share certificates concerned have not been issued.

         2. No share certificates in regard to which an application provided for in the preceding paragraph has been made shall be issued.

(Delivery of Share Certificates)

Article 14. In case a shareholder who made an application for non-possession of share certificates requests the delivery of the share certificates, a written request therefor shall be submitted. Provided, however, that no requests shall be made for the delivery of Certificates for Less Than One Unit Shares.

                                   CHAPTER VI

                                  NOTIFICATIONS

(Address, Name and Seal of Shareholders, etc.)

Article 15. Shareholders, beneficial shareholders, registered pledgees, shareholders


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                  listed in the Register of Lost Share Certificates or their agents shall report their addresses, names and seals. Provided, however, that foreigners may substitute their signatures for such seals. In case of any change in the foregoing matters, the same shall apply.

(Provisional Address or Agent of Foreign Shareholders)

Article 16. A shareholder, a beneficial shareholder or a registered pledgee, or a shareholder listed in the Register of Lost Share Certificates who resides in a foreign country shall, in addition to the procedure provided for in the preceding Article, designate and report a provisional address or an agent in Japan. The same shall apply in case of any change thereof.

(Representative of Juridical Person)

Article 17. In case a shareholder, a beneficial shareholder, or a shareholder listed in the Register of Lost Share Certificates is a juridical person, it shall report its representative. In case of any change of the representative, a notification thereof shall be submitted together with a certified copy of the extract of the commercial registration record.

(Representative Concerning Jointly-owned Shares)

Article 18. Shareholders, beneficial shareholders, or shareholders listed in the Register of Lost Share Certificates who jointly own shares shall designate a representative and submit a notification thereof signed by all of such joint-owners. The same shall apply in case of any change thereof.

(Change of Entry in the Register of Shareholders, the Register of Beneficial Shareholders, Share Certificates and the Register of Lost Share Certificates)

Article 19. In case any change of entry in the Register of Shareholders, the Register of Beneficial Shareholders or in a share certificate is requested for any of the


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                  followings, a notification thereof shall be submitted together with the share certificates and a document evidencing such change. Provided, however, that no share certificates need be submitted if such share certificates have not been issued or in case of a request by beneficial shareholders of any change of entry in the Register of Beneficial Shareholders:

                  1.       Change of family name or given name,

                  2. Appointment, change or removal of a person in parental authority, guardian, or other legal representative,

                  3.       Change of trade name or name of a juridical person,

                  4.       Change of corporate organization.

         2. In case any change of entry in the Register of Lost Share Certificates is requested for any of the reasons provided for in the preceding paragraph, a notification therefor shall be submitted together with a document evidencing such change.

(Special Treatment for Notification of Beneficial Shareholders)

Article 20. A notification to the Company by beneficial shareholders under this Chapter shall be submitted through Participants. Provided, however, that in case of the change of his/her seal which was reported to the Company, the notification need not be submitted through Participants.

                                   CHAPTER VII

                        REISSUANCE OF SHARE CERTIFICATES

(Reissuance due to Division or Combination)

Article 21. In case a request for issuance of a new share certificate is made by reason of the division or combination of share certificates, a written request therefor shall be submitted together with the share certificates. Provided, however,


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                  that no request shall be made for issuance of Certificates for
                  Less Than One Unit Shares.

         2. In case the total number of shares represented by Certificates for Less Than One Unit Shares which have been submitted for the registration of a transfer of title to the shares becomes 1,000, unless otherwise indicated by a person requesting the registration of such transfer of title, the share certificates shall be combined to 1,000-share certificate.

(Reissuance due to Damage or Mutilation)

Article 22. In case an application for issuance of substitute share certificates is made by reason of damage or mutilation of share certificates, a written application therefor shall be submitted together with the share certificates concerned. Provided, however, that if it is difficult to ascertain the genuineness of the share certificates, the procedures provided for in Chapter VIII shall apply.

(Reissuance due to Filling-up of Column)

Article 23. In case all of the space provided for entry of shareholders on a share certificate has been filled up, the Company shall collect such share certificate and deliver a new share certificate in place thereof.

                                  CHAPTER VIII

                  REISSUANCE OF SHARE CERTIFICATES DUE TO LOSS

(Registration or Cancellation of Loss of Share Certificates)

Article 24. In case an application for entry in the Register of Lost Share Certificates is made, a written application therefor shall be submitted together with a document evidencing the acquisition of the lost share certificates, a document evidencing the loss thereof and a document for identification of


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                  the applicant. Provided, however, that in case the applicant is listed on the Register of Shareholders as a holder or a registered pledgee of the lost share certificate, a document evidencing the acquisition of the share certificate and a document for identification of the applicant need not be submitted.

         2. In case an application for cancellation of the entry in the Register of the Lost Share Certificates is made by a person who made an application for entry in the Register of Lost Share Certificate, a written application therefor shall be submitted.

(Objection to the Entry in the Register of Lost Share Certificates)

Article 25. In case an application for objection to the entry in the Register of Lost Share Certificates is made, a written application therefor shall be submitted together with the share certificates concerned and a document for identification of the applicant. Provided, however, that in case the applicant is a shareholder or a registered pledgee listed on the Register of Shareholders, a document for identification of the applicant need not be submitted.

(Reissuance of Share Certificates due to Lapse)

Article 26. In case a request for issuance of substitute share certificates in place of the lost share certificates that became invalid is made by a person who made an application for entry in the Register of Lost Share Certificate, a written request therefor shall be submitted.

                                   CHAPTER IX

                      PURCHASE OF LESS THAN ONE UNIT SHARES

(Request for Purchase)

Article 27. In case a request for purchase of Less Than One Unit Shares is made, a


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                  written request therefor shall be submitted together with the share certificates representing Less Than One Unit Shares to be purchased. Provided, however, that no share certificates need be submitted if the share certificates concerned have not been issued.

         2. Beneficial shareholders shall make a request provided for in the preceding paragraph through Participants and JASDEC.

         3. The request provided for in the preceding two paragraphs shall become effective upon acceptance of the written request and the share certificates provided for in the paragraph 1 at the handling office or liaison offices of the Transfer Agent.

(Purchase Price)

Article 28. The purchase price per share of Less Than One Unit Shares to be purchased shall be the last price as reported by the Tokyo Stock Exchange on the day on which the request for purchase under the preceding Article becomes effective (the "Day of Request for Purchase").

         2. In case no sale takes place on the Tokyo Stock Exchange on the Day of Request for Purchase, the price at which the shares are first traded on the Tokyo Stock Exchange subsequent to the Day of Request for Purchase shall be the purchase price per share.

(Payment of Purchase Amount)

Article 29. The purchase amount of Less Than One Unit Shares to be purchased shall be the amount obtained by multiplying the purchase price per share by the number of shares to be purchased.

         2. The purchase amount shall be paid after deduction of handling charges for purchase of Less Than One Unit Shares as provided for in Article 41.

         3. The purchase amount shall be paid at the handling office of the Transfer Agent on the sixth business day counting from the day next following the


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                  day on which the purchase price is determined under the
                  preceding Article. Provided, however, that if the purchase price is the price reflecting the right to dividends, stock splits, or subscription to new shares or other rights, the payment of the purchase amount shall be made by the record date or date of allotment.

         4. A person requesting the purchase may designate the method of payment by either transfer to a bank account or postal-book transfer.

(Transfer of Title to Shares Purchased)

Article 30. Title to Less Than One Unit Shares in regard to which the request for purchase is made shall be transferred to the Company on the day on which the purchase amount has been paid or the payment procedure for the purchase amount has been completed as provided for in the preceding Article.

                                    CHAPTER X

                        SALE OF LESS THAN ONE UNIT SHARES

(Request for Sale)

Article 31. In case a request for sale of Less Than One Unit Shares is made, a written request therefor shall be submitted together with share certificates representing those Less Than One Unit Shares held by a shareholder making such request as shall constitute one unit of shares together with the shares a sale of which is requested and the advancement of the approximate sale amount provided for in the paragraph 1 of Article 35. Provided, however, that no share certificates need be presented if the share certificates concerned have not been issued.

         2. Beneficial shareholders shall make a request as provided for in the preceding



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                  paragraph through Participants and JASDEC.

         3. The request provided for in the preceding two paragraphs shall become effective upon acceptance of the written request, the share certificates and the advancement of the approximate sale amount provided for in the paragraph 1 at the handling office or liaison offices of the Transfer Agent.

(Request for Sale of More Shares Than Those Held by the Company)

Article 32. In case an aggregate total number of shares for which a request for sale is made on the same day exceeds the number of shares held by the Company for sale, all the requests for sale made on such day shall not become effective.

(Suspension of Accepting Request for Sale)

Article 33. The Company shall suspend acceptance of a request for sale of Less Than One Unit Shares for the period commencing on the twelfth business day prior to, and ending on, March 31 and for the period commencing on the twelfth business day prior to, and ending on, September 30.

         2. In addition to the period provided for in the preceding paragraph, the Company may suspend acceptance of a request for sale of Less Than One Unit Shares whenever it deems necessary.

(Sale Price)

Article 34. The sale price per share of Less Than One Unit Shares to be sold shall be the last price as reported by the Tokyo Stock Exchange on the day on which the request for sale under
                  Article 31 becomes effective (the "Day of Request for Sale").

         2. In case no sale takes place on the Tokyo Stock Exchange on the Day of Request for Sale, the price at which the shares are first traded on the Tokyo Stock Exchange subsequent to the Day of Request for Sale shall be the sale price per share.


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(Sale Amount and Approximate Sale Amount to be Paid upon the Request for Sale)

Article 35. The sale amount of Less Than One Unit Shares shall be an aggregate of the amount obtained by multiplying the sale price per share by the number of shares to be sold and the amount of the handling charges for sale of Less Than One Unit Share as provided for in Article 41. The approximate sale amount shall be determined by the Company based on its estimates.

         2. In case the approximate sale amount provided for in the preceding paragraph is less than the sale amount, the Company shall request for the payment of the deficit to the shareholders who made a request for sale of Less Than One Unit Shares. If the deficit is not paid within five business days from the day on which the Company requested for the payment of the deficit, the request for sale shall become void.

(Receipt of Sale Amount)

Article 36. The sale amount shall be received by the Company on the sixth business day from the day next following the day on which the sale amount is determined or the deficit is paid pursuant to paragraph 2 of the preceding Article, whichever comes later, from the approximate sale amount and the deficit, if any, paid. Provided, however, that if the sale price is the price reflecting the right to dividends, stock splits, or subscription to new shares or other rights, the receipt of the sale amount shall be made by the record date or date of allotment.

         2 The balance of the approximate sale amount after deduction of the sale amount provided for in the preceding paragraph shall be repaid to the shareholder who requested such sale of Less Than One Unit Shares by either transfer to a bank account or postal-book transfer as designated by such shareholders.


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(Transfer of Title to Shares Sold)

Article 37. Title to the Less Than One Unit Shares for which the request for sale is made shall be transferred to the shareholder who made a request for sale on the date on which the sale amount has been received as provided for in the preceding Article.

(Delivery of Share Certificate)

Article 38. The share certificates for the shares which became one unit as a result of a request for sale shall be issued and delivered without delay to the shareholders who made the request for sale. Provided, however, that this provision shall not apply in the case where the shareholder who made a request for sale is a beneficial shareholder.

                                   CHAPTER XI

                                HANDLING CHARGES

(Handling Charges for Delivery of Share Certificates)

Article 39. Handling charges for delivery of share certificates pursuant to Articles 14 and 26 shall be the amount equivalent to those of the applicable stamp duty.

(Handling Charges for Entry in the Register of Lost Share Certificates)

Article 40. Handling charges for entry in the Register of Lost Share Certificates shall be determined by the Company separately.

(Handling Charges for Purchase and Sale of Less Than One Unit Shares)

Article 41. Handling charges for purchase and sale of Less Than One Unit Shares shall be determined by the Company separately based on the amount of handling charges for the purchase and sale of shares constituting one unit.


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